UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2011
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The Company previously constructed a photovoltaic system for Solar Tax Partners 1, LLC (“STP”) located on land owned by Aerojet in Rancho Cordova, California (the “Generating Facility”). In order for the Company to be paid for such work, and as previously disclosed, the Company helped to facilitate financing for STP with Umpqua Bank by funding a reserve in the amount of $1,000,000 (“Umpqua Loan”).
The Company entered into a Reserve Account Security Agreement (the “Security Agreement”) with East West Bank (“East West”) in order to facilitate the refinance by STP of the Umpqua Loan. Under the Security Agreement, the Company deposited $400,000 from reserve funds released by Umpqua into a pledged account at East West as collateral for the STP loan. Pursuant to the Security Agreement, East West may exercise its rights to the collateral in the event of a default as defined in the Security Agreement, which includes, among other things, the failure of STP to make timely payments under the Loan Agreement. The Security Agreement provides that $80,000 of the reserve funds will annually be released to the Company, provided that there is no default under the East West loan.
The refinance benefits the Company by reducing the amount of Company funds held as loan reserves from $1,000,000 to $400,000 and allowing for annual reductions in the reserve amount. This results in immediate proceeds to the Company of approximately $211,119 after costs and related expenses, and annual proceeds of $80,000 to the Company over each of the next five (5) years, provided that there is no default under the East West loan.
The description of the Security Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Exhibit attached hereto.
As previously disclosed, Stephen C. Kircher, the Company’s Chief Executive Officer and Chairman of the Board, and his wife Lari K. Kircher, as Co-Trustees of the Kircher Family Irrevocable Trust dated December 29, 2004 (“Trust”) is a member of HEK holding a non-controlling membership interest and Stephen C. Kircher, individually, was appointed a non-controlling co-manager of HEK. Additionally, as previously disclosed, each of Mr. Kircher and the Trust guaranteed a portion of the Umpqua Loan and the Trust pledges certain shares of the Company’s Common Stock as collateral for its guaranty. HEK is the managing member of STP.
While Mr. Kircher and the Trust do not control HEK, they could be deemed an affiliate. Therefore the Company elected to treat this transaction as a related party transaction and it was approved by the independent directors of the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Reserve Account Security Agreement dated January 7, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: January 12, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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